BLUELINX HOLDINGS INC.

AMENDMENT TO
STOCK APPRECIATION RIGHTS AGREEMENT

THIS AMENDMENT TO STOCK APPRECIATION RIGHTS AGREEMENT (the “Amendment”) is entered into by and between BLUELINX HOLDINGS INC., a Delaware corporation (the “Company”), and _______________ (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Company previously granted Grantee Stock Appreciation Rights under the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (the “Plan”) pursuant to a Stock Appreciation Rights Agreement dated May 31, 2016 (the “SAR Agreement”); and

WHEREAS, the Company and Grantee would like to amend the SAR Agreement to define “Fair Market Value” based on an average closing price for a Share.

NOW, THEREFORE, the SAR Agreement is hereby amended as follows:

1.Section 3.2 is amended by adding the following sentence at the end of the existing Section:

“For purposes of determining Value, “Fair Market Value” shall mean the average of the closing price for a Share on each of the trading days during the 20-day period ending on the date of exercise.”

2.Capitalized terms used but not defined herein shall have the meaning given in the SAR Agreement.

3.This Amendment shall be effective for any exercise occurring on or after the 21st day after the later of the date it is signed by the Company and the date it is signed by Grantee. If the date of exercise occurs before such 21nd day, this Amendment shall have no effect. Except as hereby amended, the provisions of the SAR Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as provided herein.

BLUELINX HOLDINGS INC.

By:                      Date:

GRANTEE

By:                      Date: